Exhibit 99.1

Timberline Signs Definitive Purchase Agreement to Acquire Small Mine Development, LLC

COEUR D'ALENE, Idaho, Feb. 27, 2008 (PRIME NEWSWIRE) -- Timberline Resources Corporation (OTCBB:TBLC) today announced the signing of a Purchase Agreement to acquire Boise, Idaho-based underground mine contractor Small Mine Development, LLC ("SMD"). Timberline has agreed to pay a total purchase price of $80-million, consisting of $45-million in cash at closing, $15-million in Timberline common stock (valued at $3.21 per share), and $20-million paid in $5-million increments over four years. Ron Guill, the founder and owner of SMD, has agreed to continue to lead SMD for at least the next four years. Mr. Guill joined the Timberline Board of Directors in November 2007.

In 2007, SMD had Earnings before interest, taxes, depreciation, and amortization (EBITDA) of $23.8-million on revenues of $101.4-million. Over its last five fiscal years, SMD has generated EBITDA of 22 to 24-percent of revenue on consistent double-digit revenue growth. SMD was founded in 1982 and has grown to become one of the largest underground mine contractors in the United States, with more than 300 employees working at six mine sites. Additionally, SMD has added two new contracts scheduled to begin later this year since the Letter of Intent between Timberline and SMD was first announced in December 2007. SMD is also currently evaluating and bidding on additional contracts in the western United States.

Timberline CEO Randy Hardy stated, "The addition of SMD is expected to quadruple our revenues and be immediately accretive to our earnings per share. It will also position us, we believe, as a premier provider of vertically-integrated mining services in North America while retaining excellent 'blue sky' exploration potential. Our combined companies will provide investors with aggressive growth, strong earnings, and a solid balance sheet, along with scalable, in-house capabilities to explore, permit, drill, develop, and mine. We are looking forward to closing this transaction and realizing the benefits of SMD in the advancement of our business plan."

SMD owner and Timberline Director Ron Guill added, "I believe that Timberline's acquisition of SMD will prove mutually beneficial to Timberline shareholders and SMD employees. Working with Timberline management has confirmed that we share similar business philosophies and highly complementary skill sets. Our combination will create a uniquely-qualified team pursuing a forward-thinking and timely business strategy."

Timberline expects to finance the initial cash payment and working capital requirements for SMD with a combination of equity and convertible debt securities. As announced previously, Timberline has retained Jefferies & Company, Inc., a global, full service investment banking and institutional securities firm, to advise the Company on its acquisition of SMD. The acquisition will require approval by Timberline shareholders.

Management expects to announce the date of the shareholder meeting when proxy materials are mailed in the very near future. At that time, the Company also plans to schedule a conference call to discuss this acquisition with shareholders.

Timberline Resources Corporation is a unique, growth-oriented company that combines positive cash flow from its mine services division with the "blue sky" upside potential from its mineral exploration division. Timberline common stock is quoted on the OTC Bulletin Board under the symbol "TBLC."

This news release does not constitute an offer of any securities of Timberline for sale. Any securities to be issued in the acquisition transaction and sold in the private sale of Timberline's securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include uncertainties relating to the anticipated benefits resulting from the acquisition, the ability to receive shareholder approval and complete the acquisition and the need to obtain additional financing to complete the acquisition and uncertainty as to the availability and terms of such financing. Additional factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2007. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

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